SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported )  August 28, 2009

CRYSTAL RIVER CAPITAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-32958	20-2230150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Three World Financial Center, 200 Vesey Street, 10th Floor New York, New York		10281-1010
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code  (212) 549-8400

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 28, 2009, William M. Powell resigned as president, chief executive officer and as chairman of the board of directors (the “Board of Directors”) of Crystal River Capital, Inc. (the “Company”).

On August 28, 2009, in connection with Mr. Powell’s resignation, the Board appointed Mr. Rodman L. Drake, an existing member of the Board of Directors, as the chairman of the Board of Directors and as the Company’s interim president and chief executive officer.

There are no transactions between the Company and Mr. Drake that would require disclosure pursuant to Item 404(a) of Regulation S-K concerning related party transactions.

Item 7.01                               Regulation FD

A copy of the Company’s press release announcing, among other things, the foregoing, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01                               Financial Statements and Exhibits

(d) Exhibits

The Exhibit Index appearing after the signature page below is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRYSTAL RIVER CAPITAL, INC.

By:	/s/ Craig J. Laurie
	Name:	Craig J. Laurie
	Title:	Chief Financial Officer and Treasurer

Date: September 1, 2009

EXHIBIT INDEX

Exhibit

99.1	Press Release dated August 28, 2009